Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES
PARTIAL REDEMPTION OF 6.875% NOTES DUE 2024

HOUSTON, Texas, July 16, 2020 – Murphy Oil Corporation (the “Company”) (NYSE:MUR) announced today that it will redeem $150 million in aggregate principal amount of its 6.875% Senior Notes due 2024 (the “Notes”) on August 16, 2021, the redemption date for the Notes.
The redemption price for the Notes called for redemption will be equal to 101.719% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date in accordance with the terms of the Notes and the indenture under which the Notes were issued. The Notes to be redeemed will be selected in accordance with the procedures of The Depository Trust Company. Interest on the portion of the Notes selected for redemption will cease to accrue on and after the redemption date.
Additional information concerning the terms of the redemption is contained in the notice distributed to holders of the Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution. This news release does not constitute a notice of redemption of the Notes.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The company sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470